EXHIBIT 10.5

AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT
This Amendment to the Amended and Restated Employment Agreement (this “Amendment”), dated as of June 5, 2020 (the “Effective Date”), is made by and between Tanger Properties Limited Partnership (the “Company”), and James F. Williams (the “Executive”) (collectively, referred to herein as the “Parties”).
RECITALS
WHEREAS, immediately prior to the Effective Date, the Executive was employed by the Company pursuant to that certain Amended and Restated Employment Agreement, effective as of December 29, 2008 (the “Agreement”).
WHEREAS, the Parties desire to amend the Agreement on the terms and conditions set forth herein, effective as of the Effective Date, and that, subject to the terms and conditions set forth herein, the Company shall continue to employ the Executive and the Executive shall accept such continued employment with the Company.
AGREEMENT
In consideration of the mutual covenants contained herein, along with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:
1.Amendment.
1.2.    Section 5.1(g) of the Agreement is hereby deleted in its entirety and replaced with the following:
“(g)    [Reserved.]”
1.3.    Section 7.1(d) is hereby deleted in its entirety and replaced with the following:
“(d)    [Reserved.]”
1.4.    Section 7.1(g) of the Agreement (and the clause “Subject to Section 7.1(g),” in Sections 7.1(a) and (b)) are hereby deleted in its entirety.
1.5.    The definition of “Cessation Date” in Section 8 is hereby deleted in its entirety.
2.    Entire Agreement. The terms of the Agreement, as modified by this Amendment, are intended by the parties to be the final expression of their agreement with respect to the employment of the Executive by the Company and its affiliates and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that the Agreement, as modified

June 5, 2020

by this Amendment, shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding to vary the terms of this Agreement. Except as expressly set forth above, each and every provision of the Agreement shall remain unchanged and in full force and effect.
3.    General Provisions. Except as set forth in Section 2, the provisions of Section 9 of the Agreement shall govern this Amendment, to the fullest extent applicable and are hereby incorporated into this Amendment. Capitalized terms not defined herein shall have the meanings given to them in the Agreement.
[Signature page follows.]

June 5, 2020

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.

JAMES F. WILLIAMS /s/ James F. Williams Executive Vice President, Chief Financial Officer	TANGER PROPERTIES LIMITED PARTNERSHIP By: Tanger GP Trust, its sole general partner By: /s/ Steven B. Tanger Name: Steven B. Tanger Title: Chief Executive Officer

Signature Page to Amendment to Amended and Restated Employment Agreement
June 5, 2020